UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-00121	23-1498399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 VIRGINIA DRIVE, FORT WASHINGTON, PA	19034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 784-6000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2007, the Board of Directors of Kulicke and Soffa Industries, Inc. (the “Company”) amended the articles of incorporation and the by-laws of the Company whereby a third paragraph was added to Article 5 of the Company’s then existing articles of incorporation and subsections 1 and 2 of Article VI of the Company’s then existing by-laws were replaced to permit the Company to issue uncertificated shares. The amendments became effective as of December 5, 2007. These amendments were made as a result of the Securities and Exchange Commission approval of amendments to NASDAQ Marketplace Rule 4350(l), which requires securities listed on NASDAQ to be eligible to participate in a direct registration system (“DRS”) by January 1, 2008. DRS allows a shareholder to be registered directly on the books of the transfer agent without the need of a physical certificate to evidence the security ownership and allows shareholders to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The rule does not require issuers to actually participate in a DRS or to eliminate physical stock certificates but rather requires that the listed securities are eligible for such a program.

Copies of the amendments are attached hereto as Exhibit 3.1 and 3.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements; Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended Article 5, third paragraph, to the Articles of Incorporation of Kulicke and Soffa Industries, Inc.

3.2	Amended Article VI, subsections 1 and 2, to the By-Laws of Kulicke and Soffa Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.
(Registrant)

Date: December 5, 2007	By:	/s/ David J. Anderson
David J. Anderson
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended Article 5, third paragraph, to the Articles of Incorporation of Kulicke and Soffa Industries, Inc.

3.2	Amended Article VI, subsections 1 and 2, to the By-Laws of Kulicke and Soffa Industries, Inc.